Exhibit 10.17

Confidential	CSA

RICHARD LUSK CONSULTING SERVICES AGREEMENT

THIS Consulting Services Agreement ("Agreement") is between Intelligentias, Inc., a Nevada corporation, (hereinafter referred to as the "COMPANY"), and Richard Lusk, an individual, (hereinafter referred to as the "CONSULTANT"). The COMPANY and the CONSULTANT are hereinafter referred to collectively as the "Parties" and individually as a "Party".

WHEREAS, the CONSULTANT is willing to continue to provide executive consulting services ("Services") to the COMPANY and the COMPANY is desirous of obtaining such Services from the CONSULTANT under the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties, intending to be legally bound, hereby agree as follows:

1. Nature of Services. The COMPANY agrees to engage the CONSULTANT and the CONSULTANT agrees to provide the following executive consulting services: Business Development; marketing and sales; Financing, with specific tasks and objectives to be assigned by COMPANY's CEO. The CONSULTANT agrees to perform diligently and to the best of his talents, skills and expertise, in a good and professional manner, and to the satisfaction of the COMPANY. The CONSULTANT shall not delegate the performance of the Services to any other person, firm or corporation. CONSULTANT is not authorized to bind the COMPANY to contracts with third parties, but shall be actively engaged in the negotiation of contracts on behalf of COMPANY.

2. Term and Fees. The Parties agree that this Agreement shall begin on December 1, 2007 (the "Effective Date"). This Agreement shall continue on a month to month basis from the Effective Date. The COMPANY will pay the CONSULTANT a fee of (the "Fee") of $20,000.00 per month. Additionally, the Company shall pay CONSULTANT a signing bonus of $240,000.00. CONSULTANT shall be eligible to receive performance bonuses in an amount to be determined by the COMPANY board of directors.

3. Expenses. CONSULTANT shall be reimbursed for out of pocket travel, meals and entertainment, communications expenses incurred in providing services to COMPANY. CONSULTANT shall submit expense reports with receipts to CEO for approval and payment.

3. Termination. The Parties may terminate this Agreement by mutual consent at any time. Either Party may terminate this Agreement for cause upon 30 days notice during which the defaulting Party will have the opportunity to cure the default. The COMPANY may terminate this Agreement at any time upon 30 days notice to the CONSULTANT.

4. Assignment of Work. The CONSULTANT hereby assigns to the COMPANY all of the Consultant's right, title and interest in and to all research, memoranda and other written material prepared by the CONSULTANT for and in the performance of the Services under this Agreement. Such work product shall become the exclusive property of the COMPANY, and the CONSULTANT hereby agrees to relinquish all right, title and interest in and to such material, and to return all such material to the COMPANY upon request.

5. Infringement. Each Party shall indemnify the other Party from and defend or settle any claim or action brought against such Party to the extent that it is based on a claim that any activity furnished hereunder infringes any legally protected proprietary right of any person. This obligation to indemnify against infringement shall survive any termination of this Agreement.

6. Indemnification. Each Party agrees to defend, indemnify and hold harmless the other Party, its affiliates, contractors, employees and agents from and against any and all claims, demands or liability (including any related losses, costs, expense, and attorneys' fees) resulting from or arising in connection with such Party's performance of this Agreement. This indemnification obligation shall survive any termination of this Agreement.

7. Confidential Relationship Created by this Agreement. The CONSULTANT acknowledges and agrees that this Agreement creates a relationship of confidence and trust on the part of the CONSULTANT for the

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Confidential	CSA

benefit of the COMPANY. The CONSULTANT may receive or create for the COMPANY or have access to technical, customer, personnel and business information in written, graphic, oral or other tangible forms such as specifications, records, data, computer programs, drawings, models, reports and samples (hereinafter collectively referred to as "Confidential Information") owned or controlled by the COMPANY. Such Confidential Information contains material, which is proprietary or confidential, disclosures of patentable inventions with respect to which patents are pending or for which patent applications may not have been filed, or material, which is protected by applicable laws regarding secrecy of communications or trade secrets. The CONSULTANT agrees that (a) all such Confidential Information is and shall remain the COMPANY's exclusive property, and (b) not to copy or publish or disclose such Confidential Information to others or cause or permit the CONSULTANT's agents, contractors or anyone else to copy or publish or disclose such Confidential Information to others without the COMPANY's prior written approval. This Section 7 shall survive any termination of this Agreement.

8. No Conflicting Agreements. This Agreement is intended to secure the CONSULTANT's assistance and cooperation to the COMPANY and shall operate to preclude the CONSULTANT from performing services for others during the term of this Agreement, which would result in a conflict of interest with this Agreement. The CONSULTANT agrees not to enter into any such agreements during the term of this Agreement.

9. No Assignment by the CONSULTANT. The Services to be rendered and the duties to be performed by the CONSULTANT under this Agreement are of a unique and personal nature. The CONSULTANT agrees not to assign this Agreement or any interest herein without the COMPANY's prior written consent. Any such assignment shall be null and void and without any force or affect.

10. Independent Contractor. In performing the Services, the CONSULTANT shall act as an independent contractor and not as an agent or employee of the COMPANY. Although the Services must be completed to the satisfaction of the COMPANY, the actual details of the Services shall be under the CONSULTANT's control.

11. No License Created Hereunder. No license, express or implied, under any patents is granted hereunder by the COMPANY to the CONSULTANT.

12. Applicable Laws and Arbitration. This Agreement shall constitute a contract under the laws of the State of California and shall be governed and construed in accordance with such laws. Any claim or controversy arising out of or relating to this Agreement shall be finally settled under the Rules of the America Arbitration Association by one or more arbitrators appointed in accordance with the said Rules. The arbitration shall be held in San Mateo County, California.

13. Entire Agreement. This Agreement constitute the entire Agreement between the Parties pertaining to the subject matter herein and expressly supersedes all prior written and oral agreements and understanding between the Parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified unless so modified in writing by the Parties.

14. Facsimile and Counterparts. This Agreement may be signed by facsimile and executed simultaneously in any number of counterparts and by facsimile, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

15. Notice. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed e-mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after prepaid deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

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IN WITNESS THEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized representatives.

THE COMPANY Signature: /s/ I W Rice Name: Ian Rice Title: CEO	THE CONSULTANT Signature: /s/ Richard Lusk Name: Richard Lusk Title: Executive Consultant

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